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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 12, 2002

IFR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-14224 (Commission File Number)	48-1197645 (IRS Employer Identification No.)
10200 West York, Wichita, Kansas (Address of principal executive offices)	67215 (Zip Code)

Registrant's telephone number, including area code: (316) 522-4981

ITEM 5. OTHER EVENTS

        On April 13, 2002, IFR Systems Inc., a Delaware corporation ("IFR"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Aeroflex Incorporated., a Delaware corporation ("Aeroflex"), and Testco Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Aeroflex (the "Purchaser").

        On April 15, 2002, Aeroflex and IFR issued press releases announcing the execution of the Merger Agreement.

        Pursuant to the Merger Agreement, the Purchaser has agreed to commence a tender offer (the "Offer") for all of the outstanding shares of Common Stock, par value $0.01 per share, of IFR (the "Common Stock") and the associated Common Stock purchase rights (the shares of Common Stock together with any associated Common Stock purchase rights are referred to as the "Shares"), at a purchase price of $1.35 per Share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). The Offer is subject to receipt of tenders of at least 50.1% of the then outstanding shares on a fully diluted basis. The Merger Agreement also provides that Aeroflex will make a secured loan to IFR in the principal amount of $48.8 million (the "Loan"), the proceeds of which will be paid to IFR's lenders in satisfaction of the Company's obligations to its lenders under its credit agreement.

        The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, following completion of the Offer, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Purchaser will be merged with and into IFR (the "Merger"), and at the effective time of the Merger (the "Effective Time"), each Share outstanding (other than Shares owned by Aeroflex, the Purchaser, any of their respective subsidiaries, or IFR , and Shares held by stockholders, if any, who did not vote in favor of the Merger Agreement and who comply with all of the relevant provisions of Section 262 of the DGCL relating to dissenters' rights of appraisal) will be converted into the right to receive $1.35 in cash or any greater amount per Share paid pursuant to the Offer.

        On April 13, 2002, IFR also entered into Amendment No. 2 to Forbearance Agreement and Amendment No. 9 to Credit Agreement and a Loan Discharge Agreement with its lenders. Pursuant to Amendment No. 2 to the Forbearance Agreement, the Company's lenders have agreed to extend the forbearance period until August 30, 2002, or any earlier termination of the Merger Agreement . Under the terms of the Loan Discharge Agreement, the lenders have agreed to release the Company's collateral and all other obligations of the Company under the Credit Agreement in exchange for a cash payment of $48.8 million plus certain fees and expenses, with such payment to be made with the proceeds of the Loan at the time Aeroflex purchases Shares in the Offer. Copies of Amendment No. 2 to the Forbearance Agreement and Amendment No. 9 to the Credit Agreement and the Loan Discharge Agreement are attached hereto as Exhibits.

        On April 12, 2002, the Company entered into an Amendment to Rights Agreement ("the Rights Amendment") with Computershare Investor Services, successor to Harris Trust and Savings Bank, as Rights Agent. Pursuant to the Rights Amendment, none of Aeroflex or any of its affiliates will be deemed an Acquiring Person under the Rights Agreement and none of the Merger Agreement, the acquisition of Shares in the Offer or the consumation of the Merger will trigger exercisability of any rights under the Rights Agreement. A copy of the Rights Amendment is attached as Exhibit 10.33.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)
Exhibits. The following exhibits are filed as part of this report:

10.26	Agreement and Plan of Merger, dated as of April 13, 2002, among Aeroflex Inccorporated, Testco Acquisition Corp. and IFR Systems Inc. (incorporated by reference to Exhibit 99.1 to Aeroflex's Current Report on Form 8-K filed on April 15, 2002 with the Securities and Exchange Commission)
10.27	Forbearance Agreement and Amendment No. 7 to Credit Agreement.
10.28	Amendment No. 1 to Forbearance Agreement and Amendment No. 8 to Credit Agreement.
10.29	Amendment No. 2 to Forbearance Agreement and Amendment No. 9 to Credit Agreement.
10.30	Loan Discharge Agreement with Bank One NA, Intrust Bank NA, The Bank of Nova Scotia, Harris Trust and Savings Bank, The Royal Bank of Scotland PLC, Union Bank of California NA, Lloyds TSB Bank PLC.
10.31	Form of Security Agreement with Aeroflex Incorporated.
10.32	Form of Promissory Note to Aeroflex Incorporated.
10.33	Amendment to Rights Agreement between IFR Systems Inc. and Computershare Investors Services, dated April 12, 2002.
99.1
Press Releases of Aeroflex Incorporated and IFR Systems Inc., dated April 15, 2002 (incorporated by reference to the press releases filed on April 15, 2002 by Aeroflex Incorporated and IFR Systems Inc. under the cover of Form TO with the Securities and Exchange Commission and under cover of Schedule 14D-9 on April 15, 2002, respectively).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFR SYSTEMS, INC.
By:	/s/ STEPHEN P. TODD Stephen P. Todd Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Date: April 16, 2002

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